EXHIBIT 23.1


                     CONSENT OF KOST FORER GABBAY & KASIERER
                        A MEMBER OF ERNST & YOUNG GLOBAL

     We consent to the incorporation by reference in the Registration Statement on Form S-8 (File number 333-104941, effective May 2, 2003) pertaining to Digital Power Corporation's 2002 Stock Option Plan and 1998 Stock Option Plan of our report dated March 9, 2004 with respect to the consolidated financial statements of Digital Power Corporation included in its Annual Report on Form 10-KSB for the year ended December 31, 2003, filed with the Securities and Exchange Commission.


                                              /S/ Kost Forer Gabby & Kasierer
                                              -------------------------------
March 15, 2004                                Kost Forer Gabbay & Kasierer,
                                              A Member of Ernst & Young Global